                                                                   EXHIBIT 10.11

                             EMPLOYMENT AGREEMENT


          This EMPLOYMENT AGREEMENT ("Agreement") is made on the ___ day of _______________, 1997, by and between COMMUNICATIONS SYSTEMS INTERNATIONAL, INC., a Colorado corporation ("Company or CSI"), and ROBERT A. SPADE ("Employee").

          WHEREAS, the Company has retained Employee to serve as President and Chief Executive Officer of the Company upon the terms and conditions set forth herein; and

          WHEREAS, Employee believes he can contribute substantially to the future success of the Company and desires to continue employment upon the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Company and Employee, intending to be legally bound hereby, agree as follows:


                            I.  SCOPE OF EMPLOYMENT
                                -------------------

     1.1 The Company agrees to employ Employee in the capacity of President and Chief Executive Officer, and Employee agrees to accept such employment, upon the terms and conditions set forth herein. Employee shall faithfully and to the best of his abilities perform such responsibilities and exercise such authority as may from time to time be assigned or delegated to him by the Board of Directors of the Company.


                      II.  REPRESENTATIONS AND WARRANTIES
                           ------------------------------

     2.1 Employee represents and warrants to the Company that his execution, delivery and performance of this Agreement does not violate or constitute a breach of any other agreement, whether oral or written, binding upon Employee.

     2.2 The Company warrants that it has the full legal right and power to enter into this Agreement and that all requisite corporate approvals have been obtained.


                           III.  TERM OF EMPLOYMENT
                                 ------------------

     3.1 The term of Employee's employment under this Agreement shall commence May 1, 1997 and shall continue for a term of three years unless earlier terminated as provided in this Agreement.


                               IV.  COMPENSATION
                                    ------------

     4.1 The Company shall compensate Employee for his service as set forth below:

          (a)  Benefits.  During the term of employment under this Agreement,
               --------
Employee shall be entitled to participate in such benefit programs as may be available from time to time to other executives of the Company, such as medical coverage.

          (b)  Salary.  Employee will be paid at the rate of $150,000.00 per
               ------
year, which amount shall be subject to annual increases of four percent effective on the first day of May each year commencing in the year 1998.

          (c)  Incentive Bonus. Employee shall have the opportunity to earn
               ---------------
annual bonuses equal to a maximum of sixty-five percent of the per annum base salary set forth above pursuant to the Company's bonus plan as adopted from time to time by the Company's Board of Directors. The bonus, if any is earned, shall be calculated based upon the performance of the Company and Employee for each fiscal year of the Company, and shall be paid within thirty days after the end of each fiscal year.

          (d)  Stock Options. Employee shall be eligible to receive stock
               -------------
options under the incentive stock option plan in effect from time to time, as adopted by the Board of Directors.

          (e)  Option to Convert Bonus to Stock Options. Subject to the
               ----------------------------------------
availability of stock options, as determined by the Board, at the election of Employee, Employee shall have the right to convert his right to receive a cash bonus pursuant to subparagraph (c) above to the acquisition of additional stock options. Such options shall be fixed at the price of such stock on the first day of the fiscal year for which such right to a bonus is calculated. Employee shall have five (5) years within which to exercise such option.

          (f)  Option to Defer and Accrue Salary and/or Bonus. At the sole
               ----------------------------------------------
option of Employee, Employee may elect to defer receipt of all or any portion of his salary or bonus, and to receive such deferred amounts, together with interest at the rate of ten percent per annum, at any later date upon his demand.


                         V.  CONFIDENTIAL INFORMATION
                             ------------------------

     5.1 At all times hereafter, both during and after the term of Employee's employment with the Company, Employee shall not use any Confidential Information (as hereinafter defined) for his own benefit or the benefit of others, and shall not publish or disclose any Confidential Information to any person, firm, or corporation, except as authorized and approved in writing by the Board of Directors. Employee agrees that upon leaving the Company's employ, he shall not take with him, without the prior written consent of the Board of Directors, any or all documents, papers, drawings, magnetic media or other tangible property, or any copies thereof, belonging or relating to the Company. Any and all documents, papers, drawings, magnetic media and other tangible property made or compiled by, or made available to Employee prior to or during the course of his employment and any copies thereof, which relate to the Company, whether or not they contain Confidential Information, are and shall be the property of the Company and shall be delivered to the Company by Employee immediately upon the termination of his employment. For purposes of this paragraph, Confidential Information shall mean trade secrets and confidential and proprietary technical, business and financial information, whether or not in written form, including, but not limited to, information with respect to know-how, process, techniques, products, research and development information, plans or projections of the Company, customer lists, marketing and financial information, personnel, sales and statistical data, computer programs and information with respect to various techniques, procedures, programs, processes and methods and any other information learned or created by Employee during the course of his employment with the Company. Toward the objective of maintaining such confidentiality, Employee shall keep the information secret, neither directly nor indirectly using, divulging or furnishing it nor making it available either to or for the benefit of any person or entity (other than to any person designated in writing by the Board of Directors or the Company).


            VI.  COVENANT NOT TO COMPETE UNREASONABLY WITH COMPANY
                 -------------------------------------------------

     6.1 Employee agrees that during the term of his employment and for a period of three years after termination of his employment, Employee:

          (a) shall not undertake any employment, ownership, or financial involvement with, or render any assistance to, any person, firm, association, partnership, corporation or enterprise which is engaged in operating, developing, or marketing the same or functionally similar products as the Company is operating, developing, or marketing or plans to operate, develop, or market or has services or products competitive with or similar to the services or products of the Company and its affiliates, if such products or services are to be used within an area within a radius of 500 miles from where the Company is or contemplates doing business at the time of termination; and

          (b) shall not persuade or attempt to persuade any of the Company's employees to terminate their employment with the Company.

     6.2 In the event that a court of law finds this Article to be overly broad, and therefore unenforceable, the court shall modify this Article to reflect the maximum restraint allowable, and shall then enforce this Article as so modified.

                           VII.  REMEDIES FOR BREACH
                                 -------------------

     7.1 Employee agrees that his violation of any terms contained in Articles IV, V, or VI of this Agreement will cause irreparable damage to the Company, the amount of which will be impossible to estimate or determine. Therefore, Employee further agrees that the Company shall be entitled, as a matter of course, to an injunction restraining any violation or further violations of any such covenant or covenants by Employee, his employees, partners, agents or associates, such right to an injunction to be cumulative and in addition to any other remedies, at law or otherwise, which the Company might have. Employee further agrees that his violation of any of the terms of Articles IV, V, or VI during the course of his employment with the Company shall be a cause for his termination under this Agreement. Such covenants contained in Articles IV,V,or VI shall be severable, and if the same shall be held invalid by reason of length of time, area covered, or activity covered, or any or all of them, shall be reduced to the extent necessary to cure such invalidity.

     7.2 In the event of a material default by either party, or such party's agent or representative, of any provision of this Agreement, the other party may terminate this Agreement upon thirty (30) days written notice, except that the defaulting party shall have thirty (30) days from receipt of notice of termination in which to cure any such defaults, and upon any such cure, this Agreement will continue in full force and effect; provided, that no such notice or cure period shall be required with respect to a violation of the provisions of Articles IV,V, or VI. This restriction shall survive the termination of this Agreement. This Agreement shall also terminate upon the death of Employee. In addition, any material default by any party to the Employment Agreement which is not cured within any applicable cure periods provided in such agreement shall constitute a material default under this Agreement.

     7.3 In the event of any violation or threatened violation of this Agreement CSI shall be entitled to injunctive and other equitable relief on the grounds that such conduct, if not restrained and/or other equitable relief not granted, would result in irreparable and serious harm for which damages would be an inadequate remedy.

     7.4 CSI shall have the right to enforce the provisions of Articles IV, V, and VI even after a wrongful termination of Employee.


                              VIII.  TERMINATION
                                     -----------

     8.1 Employee's employment under this Agreement and all rights to compensation pursuant hereto, shall terminate upon the occurrence of any of the following:

          (a)  Death of Employee;

          (b) Employee's mental or physical inability to perform substantially all his duties under this Agreement for a period of three consecutive months, or his absence from his duties for a period of three consecutive months because of such mental or physical inability, or certification by a competent physician that such inability will persist for three months or more;

          (c) An occurrence that constitutes "cause" for termination, or Employee engages in any act, omission or conduct that constitutes "cause" for termination. For purposes of this Agreement, Company shall have "cause" to terminate Employee's employment and compensation under any of the following circumstances:

               (1) a breach by Employee of any provision of this Agreement including, but not limited to, the provisions under Articles IV, V and/or VI;

               (2) the failure by Employee to perform or fulfill his duties, after the Company identifies reasonable deficiencies in his performance and gives his a reasonable opportunity to correct those deficiencies (for purposes of this subparagraph, "reasonable opportunity" means three months notice with periodic intervening reports to Employee);

               (3) the refusal or willful failure to follow the lawful directions of the Board of Directors;

               (4) an act of dishonesty in the performance of his duties;

               (5) any conduct that is disloyal and prejudicial to the business of the Company;

               (6) the commission by Employee of any felony or other crime that would adversely affect the reputation of Employee or the Company;

               (7) any misrepresentation or concealment of a material fact by Employee for the purpose of securing employment hereby; or

               (8) any act of willful misconduct by Employee which is injurious to the material business interests of the Company.

                             IX.  INDEMNIFICATION
                                  ---------------

     9.1 The Company agrees to indemnify and hold Employees harmless from claims by third parties which arise out of breach by the Company of its warranties or obligations set forth in this Agreement.

     9.2 Employee agrees to indemnify and hold the Company harmless from claims by third parties arising out of any breach by Employee of his warranties or obligations set forth in this Agreement.

     9.3 The indemnifying party shall pay all costs and attorneys' fees incurred in connection with any claim for which such party is required to indemnify the other party under this Article IX.


                               X.  MISCELLANEOUS
                                   -------------

    10.1  Notices.  Any and all notices and communications provided for herein
          -------
shall be given in writing and hand delivered or mailed by registered or certified mail, return receipt requested, and shall be addressed as follows:

                   Communication Systems International, Inc
                   8 S. Nevada
                   Colorado Springs, Colorado 80903
                   Attention: Chief Financial Officer

                   with a copy to:

                   Richard F. Nipert, Esq.
                   Bright, Gibson & Nipert, P.C.
                   1140 Grant Street, Suite 100
                   Denver, Colorado  80203

                   Robert A. Spade
                   Communications Systems International, Inc.
                   8 S. Nevada
                   Colorado Springs, Colorado 80903

    10.2  Legal Counsel.  Employee acknowledges that he has been advised to
          -------------
consult legal counsel with respect to this Agreement and that this Agreement shall be construed as if both parties equally participated in the creation of this Agreement.

    10.3  Titles not to Affect Interpretation.  The headings of paragraphs in
          -----------------------------------
this Agreement are inserted for the convenience of reference only and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

    10.4  Invalid Provision.  The invalidity or unenforceability of any
          -----------------
provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable provisions are omitted.

    10.5  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Colorado, notwithstanding any conflict-of-laws doctrines of such state.

    10.6  Entire Agreement; Modification.  This Agreement contains the entire
          ------------------------------
agreement between the parties relating to the subject matter hereof and supersedes all prior agreements, whether written or oral, with respect to the subject matter hereof. This Agreement may be modified by a writing signed by the Company and Employee.

    10.7  Attorneys' Fees and Costs.  In the event of any legal action
          -------------------------
concerning the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs from the other party.

    10.8  Survival.  All warranty, indemnification, and obligations set forth in
          --------
Articles IV, V, and VI of this Agreement shall survive the termination of this Agreement.

    10.9  Board Action.  Wherever the term "Board" or "Board of Directors" is
          ------------
used herein, it refers to the action of a majority of the Board members as provided in the Bylaws of the Company.

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


Attest: Communications Systems International, Inc., a Colorado corporation


_______________________  By:_____________________________________


                         "Employee"


                         ________________________________________
                         Robert A. Spade


Accepted and approved this ___ day of ______________, 1997 by the Board of Directors of Communications Systems International:


_______________________________
Secretary